Exhibit 10.j

                                  AMENDMENT TO
                          THE WASHINGTON TRUST COMPANY
              SUPPLEMENTAL PENSION BENEFIT AND PROFIT SHARING PLAN


A.  WHEREAS,   The  Washington  Trust  Company  (the  "Company")  maintains  The
Washington Trust Company Supplemental Pension and Profit Sharing Plan (the "Plan") for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, the Company has reserved the right to amend the Plan by action of its Board of Directors; and

WHEREAS, the Board of Directors of the Company has authorized the following amendment to the Plan;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1. Section 2.03 is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

     "2.03 'Compensation' means, with respect to an eligible Employee, (a) with respect to the determination of a supplemental pension plan benefit under
     Section 4.01, deferrals under The Washington Trust Company Nonqualified Deferred Compensation Plan plus 'Compensation' as defined in Section 1.12 of the Pension Plan, and (b) with respect to the determination of a supplemental profit sharing plan benefit under Section 5.01, 'Compensation' as defined in Section 2.11 of the Profit Sharing Plan."

2. Section 2.11 is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

     "2.11 'Profit Sharing Plan' means, effective January 1, 1998, The Washington Trust Company 401(k) Plan, effect as of January 1, 1998 or as amended and/or restated thereafter from time to time. Prior to such date, 'Profit Sharing Plan' means The Washington Trust Company Profit Sharing Plan as in effect on November 1, 1994 or as amended and/or restated thereafter from time to time."

3. Effective November 1, 1999, Section 3.01 is hereby amended by deleting the period at the end of subsection (c)(2) thereof and adding the following in lieu thereof:

     ", or

     (3) he retires after attaining age 60, his age plus years of Benefit Service under the Pension Plan equal or exceed 85, and his monthly benefit payable under the Pension Plan is reduced in accordance with Section 3.2(a) of the Pension Plan."

4. Section 3.01 is hereby further amended by adding the following at the end thereof:

     "Effective August 24, 1999, the former President and Chief Executive Officer of PierBank, Inc. shall also become a Participant in the Plan."


5. Section 4.01 is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

     "4.01 AMOUNT OF SUPPLEMENTAL PENSION PLAN BENEFITS

     A Participant  shall be entitled to a benefit under the  provisions of this
     Article if his benefit determined under the provisions of the Pension Plan is less than such benefit would have been if (a) the definition of compensation under the Pension Plan included deferrals to The Washington Trust Company Nonqualified Deferred Compensation Plan plus compensation in excess of the limit of Section 401(a)(17) of the Code, (b) the limits under
     Section 415 of the Code did not apply, and/or (c) the provisions of Section 3.2(a) of the Pension Plan reducing the monthly amount of benefit did not apply.

     A Participant's benefit under the Plan shall be determined as follows:

          (i) The benefit actually payable to the Participant at his actual retirement date under the terms of the Pension Plan shall be calculated.

          (ii) The benefit, which would have been payable under the terms of the Pension Plan, if (1) the definition of compensation under the Pension Plan included, effective January 1, 1999, deferrals to The Washington Trust Company Nonqualified Deferred Compensation Plan, plus compensation in excess of Section 401(a)(17) of the Code, (2) the limits under Section 415 of the Code did not apply, and (3) effective November 1, 1999, the reduction in monthly benefit amount under
          Section 3.2(a) of the Pension Plan did not apply, shall be calculated.

          (iii) The result of step (i) shall be subtracted from the result of step (ii), and the difference, if any, shall be the benefit payable to the Participant."

6. A new  Section 4.01A is added effective  August 24,  1999  immediately  after
Section 4.01 as follows:

     "4.01A SPECIAL SUPPLEMENTAL PENSION PLAN BENEFIT.

     Solely with respect to the former President and Chief Executive Officer of PierBank, Inc. who became a Participant effective August 24, 1999, a Special Supplemental Pension Plan Benefit shall be payable to him (in addition to any other amount which may be payable to him under
     Section 4.01) equal to the benefit that would have been payable to him under the Pension Plan if he had (a) been employed by the Employer for the period beginning November 22, 1993 and ending August 23, 1999,
     (b) participated in the Pension Plan during such period, and (c) received Compensation (as defined in the Pension Plan) during such period in the same amount as the compensation he received from PierBank, Inc. during such period."

7. Section 5.01 is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

     "5.01 SUPPLEMENTAL PROFIT SHARING PLAN CONTRIBUTIONS

     (a) If Employer matching contributions under the Profit Sharing Plan are limited by the Profit Sharing Plan Restrictions, the Employer shall credit to a Supplemental Employer Contribution Account established for such Participant an amount equal to the Employer matching contribution which would have been made pursuant to the Profit Sharing Plan in the absence of the Profit Sharing Plan Restrictions.

     If a Participant makes tax-deferred contributions under the Profit Sharing Plan that are limited to the dollar limit of Section 402(g) of the Code, the 50% and 100% matching contribution under this Plan will be determined in the same manner as for Section 4.06 of the Profit Sharing Plan, but assuming that the Participant's Compensation for this purpose is the lesser of

          (i) 'Compensation' as defined for purposes of Section 2.11 of the Profit Sharing Plan, but without regard to the limit of Section 401(a)(17) of the Code, plus, effective January 1, 1999, deferrals to any nonqualified deferred compensation plan sponsored by the Employer, and

          (ii) The dollar limit of Section 402(g) of the Code for the year multiplied by 25.

     The Participant's Supplemental Employer Contribution Account shall be adjusted at the end of each calendar quarter to reflect a rate of return determined as if such accounts were invested at the rate of interest in effect on the first day of the calendar year for one year certificates of deposit of The Washington Trust Company or such other rate as may be adopted from time to time by the Board in its sole discretion."

B. Except at otherwise provided above, the effective date of this Amendment is January 1, 1999.

C. Except as amended above, the Plan remains in full force and effect and is in all other respects ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 2nd day of December, 1999.

                                   THE WASHINGTON TRUST COMPANY

                                   By:      John C. Warren

                                   Title:   Chairman and Chief Executive Officer